UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2012

CHEMOCENTRYX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35420	94-3254365
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Maude Avenue, Mountain View, CA		94043
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 210-2900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

ChemoCentryx, Inc. (the “Company”) held its annual meeting of stockholders on June 22, 2012. The following is a brief description of each matter voted upon at the meeting and the number of votes cast for, withheld or against, the number of abstentions and the number of broker non-votes with respect to each matter, as applicable.

1.	To elect the following two directors for a three-year term to expire at the 2015 annual meeting of stockholders:

Director Name	For	Withheld	Broker Non-Votes
Thomas J. Schall, Ph.D.	21,000,552	79,252	105
Joseph M. Feczko, M.D.	21,001,701	78,103	105

In accordance with the above results, each nominee was elected to serve as a director.

2.	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012:

For	Against	Abstain	Broker Non-Votes
21,058,084	21,825	0	0

In accordance with the above results, the selection of Ernst & Young LLP was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEMOCENTRYX, INC.

Date: June 27, 2012
	By:	/s/ Susan M. Kanaya
	Name:	Susan M. Kanaya
	Title:	Senior Vice President, Finance, Chief Financial Officer and Secretary